EXHIBIT 99.1

Blacksands Petroleum Inc. 401 Bay Street, Suite 2700, PO Box 142 Tel: +1 (416) 359 7805 E-mail: pparisotto@coniston.ca

NEWS RELEASE

BLACKSANDS PETROLEUM SUBSIDIARY, ACCESS ENERGY, UNSUCCESSFUL IN OBTAINING SASKATCHEWAN OIL SANDS EXPLORATORY PERMITS

TORONTO, ONTARIO, August 15, 2008 – On July 24, 2008, Blacksands Petroleum, Inc. (OTC Bulletin Board: BSPE) (the “Company”) announced that Access Energy Inc. (“Access Energy”), the Company’s 75% owned subsidiary, intended to submit bids for all five of the oil sands exploratory permits covering approximately 810,000 acres that were posted for sale by the Province of Saskatchewan (the “Province”) on May 29, 2008.

Yesterday, the Province of Saskatchewan announced that there were no successful bidders for these oil sands exploratory permits.

Paul A. Parisotto, President & CEO, stated, “We are disappointed that the Province of Saskatchewan determined that the bids for these oil sands exploratory permits were not acceptable. The acquisition of the permits fits within the Company’s mission to acquire, explore and develop unconventional oil in western Canada, and therefore we intend to ask the Province to re-post these permits for bidding”.

Chief Louie Chanalquay of the Buffalo River Dene Nation (“BRDN”) stated that “The members of the Buffalo River Dene Nation are very disappointed that the Province did not grant the oil sands exploratory permits to Access Energy so that the Company can begin exploration work which in turn will lead to employment, infrastructure improvements, capacity building, and eventually self-sustainability for our members”.

In addition, Mr. Parisotto provided the following information in relation to Access Energy’s bids for these oil sands exploratory permits:

•

Access Energy entered into an exclusive and binding Impact Benefit Agreement and Joint Venture Agreement with the Buffalo River Dene Nation in May 2007 which gives the Company exclusive surface access to approximately 3,000,000 acres of the BRDN’s traditional lands;

•	Access Energy’s agreements with the BRDN run until at least May 2027;
•	These oil sands exploratory permits fall within the traditional lands of the BRDN and are covered by those agreements; and,
•

As part of the bidding process for these oil sands exploratory permits, the Province of Saskatchewan placed a restriction stating that “These mineral rights are located under Crown resource lands administered by the Saskatchewan Ministry of Environment. Prior to the approval of any surface dispositions that may adversely affect Treaty or Aboriginal rights, the Ministry of Environment will be required to undertake consultations in accordance with the Government of Saskatchewan Interim Guide for Consultation with First Nations and Métis People (the “Guide”).” (Province of Saskatchewan Public Notice No. 324, Specific Restriction S32)

There is no assurance that Access Energy will be successful in getting the Province to re-post these oil sands exploratory permits, or in its bids for such permits.

About Blacksands

Blacksands Petroleum, through its 75% ownership of Access Energy Inc. – a private Canadian company - is engaged in the business of exploring for, developing and operating unconventional oil and gas projects. Such projects may include oil produced from tar sands, also referred to as oil sands, or bituminous sands, which are a combination of clay, sand, water, and bitumen.

“Paul A. Parisotto”

President & CEO

For further information, please contact:

Paul A. Parisotto

President & CEO

416-359-7805

Cautionary Note Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the words “ anticipate,” believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. The Company’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s expectations include uncertainties involved in disputes and litigation; fluctuations in oil and other commodity prices and currency exchange rates; uncertainty of estimates of capital and operating costs, recovery rates, production estimates and estimated economic return; the need for cooperation of government agencies and native groups in the exploration and development of properties and the issuance of required permits; the need to obtain additional financing to develop properties and uncertainty as to the availability and terms of future financing; the possibility of delay in exploration or development programs or in construction projects and uncertainty of meeting anticipated program milestones; uncertainty as to timely availability of permits and other governmental approvals; and other risks and uncertainties disclosed in the Company’s 10K-SB for the year ended October 31, 2007, filed with the United States Securities and Exchange Commission, and other information released by the Company from time to time and filed with the appropriate regulatory agencies.